QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Experts" and "Selected financial data" and to the use of our report dated February 19, 2004, in the Registration Statement (Form S-1) and related Prospectus of NitroMed, Inc. for the registration of $75,000,000 of its Common Stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 4, 2004

QuickLinks

Consent of Independent Registered Public Accounting Firm